SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
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                           Allied Research Corporation
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                (Name of Registrant as Specified In Its Charter)


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                                                     Allied Research Corporation

June 2, 1999

                           SUPPORT YOUR CURRENT BOARD!
                        VOTE THE WHITE PROXY CARD TODAY


Dear Fellow Shareholder:

As you know, our Annual Meeting, scheduled for June 9, 1999, is rapidly approaching. Your support of Allied management at the Annual Meeting is very important in the face of the current proxy contest being waged by dissident shareholder Zilkha Capital Partners L.P. I strongly urge you to return the enclosed WHITE PROXY CARD in support of your Directors.

I would ask you to consider the following information that I believe amply demonstrates that re-election of your current Board is in your best interests:

[ ] A Leading Investment Newsletter Recommends a Vote in Favor of Management. The Prudent Speculator Hotline, a highly touted investment newsletter, in its May 26, 1999 bulletin, stated: "We strongly oppose [Zilkha's] attempt to elect a new slate of directors to replace Allied's board ... we would vote for Allied's slate of candidates if not already done so."

[ ] Zilkha's Track Record is Troublesome and his Motives are Suspect. Zilkha has already taken over Colt's Manufacturing Company and was rejected by a Belgian regional government in its attempt to take over FN Herstal, a major world supplier of small arms. If elected to the Board of Allied, Zilkha's nominees could dismantle all of our anti-takeover defenses which are in place to assure that the highest and best price must be paid to acquire Allied, leaving Allied vulnerable to a takeover by Zilkha. The Washington Post apparently shares our suspicions, as it reports in its May 31, 1999 edition: "if Zilkiha could use Allied's Belgian connections to acquire FN Herstal, he would become the world's largest maker of military small arms. Then he could unload Allied's industrial securities operations for a few million dollars and pocket the $22.8 million cash in Allied's bank accounts."

[ ] Our Operating Results are Impressive. Under the current management, Allied's revenue per share has increased at an annual compounded rate of 20% over the past four years, and our return on assets of 11% and return on equity of 21% exceeded the median performance of the companies in the S&P Small Cap Aerospace/Defense Index.

[ ] Our Diversification Strategy has Positioned the Company for Profitable Future Growth. Through teaming arrangements with major defense contractors, our Mecar subsidiary is developing new weapons systems that are expected to provide steady, long-term growth in revenues and profits. Our BRI subsidiary has successfully diversified into foreign markets, while the strong earnings performance of our VSK Group subsidiary has led to an expansion program for our electronic security business in Europe and the United States, which will be conducted through selective acquisitions.

[o] Zilkha's Admitted Lack of Understanding Allied's Business Could Have Adverse Consequences. Allied's management team has spent years developing and building personal relationships with customers, many of which are foreign companies and governmental organizations located principally in the Middle East, Europe and Southeast Asia. Your management team is extremely concerned that these relationships would suffer if the Board is replaced by the Zilkha nominees. Further, Zilkha's stated intent to redeploy your cash, which is committed as collateral to support our large and profitable orders at Mecar, could have an adverse impact on our core business.

In contrast to Zilkha and his nominees, your current Board has a clear vision for the future of Allied. We are proud of the strides we have made and believe that our continued success will be reflected in increasing shareholder value.

I strongly urge you not to return any gold dissident proxy cards. Instead, please SIGN, DATE AND RETURN the enclosed WHITE proxy card in the postage paid envelope provided today. Even if you have already returned a gold proxy card, you have every right to change your mind and return a WHITE proxy card in support of management. Remember, only your latest dated, executed proxy card counts.

On behalf of your Board of Directors,



J.R. Sculley,
Chairman and
Chief Executive Officer


================================================================================
                                   IMPORTANT

   Regardless of the number of shares of Allied Research you own, your vote is important. Please vote FOR the Board's nominees by signing, dating and mailing the enclosed WHITE PROXY CARD.

  Do not vote the opposition gold proxy card, even to oppose their nominees. If you have already done so, you may change your vote by signing and returning the enclosed WHITE PROXY CARD. Only your
                latest dated, properly executed card will count.

  If you own your shares in the name of a brokerage firm, your shares will not be voted unless you give your broker specific instructions. So please sign, date and return the enclosed WHITE PROXY CARD in the
                  postage-paid envelope that has been provided.

        If you have any questions, or need any assistance in voting your shares, please call our proxy solicitor:

                     Corporate Investor Communications, Inc.
                            Toll free: (877) 460-4348
================================================================================

                MAKE THE RIGHT CHOICE - VOTE THE WHITE PROXY CARD